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EXHIBIT 99.1

[D.A. DAVIDSON & CO. LETTERHEAD]

November 15, 2007

Board of Directors
PremierWest Bancorp
503 Airport Road, Suite 101
Medford, Oregon 97504

Members of the Board:

        We hereby consent to the use in this registration statement on Form S-4 of our letter to the Board of Directors of PremierWest Bancorp ("PremierWest") included as an Appendix to the Joint Proxy Statement/Prospectus of PremierWest and Stockmans Financial Group forming a part of this registration statement on Form S-4 and to all references to our firm in such joint proxy statement-prospectus including those under the caption "BACKGROUND OF AND REASONS FOR THE MERGER—Opinion of PremierWest's Financial Advisor."

        In giving this consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Lake Oswego, Oregon
November 15, 2007

/s/ D.A. Davidson & Co.

D.A. Davidson & Co.

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  EXHIBIT 99.1